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                                                                    EXHIBIT 23.9


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-69166) of our report dated March 10, 1999, except for Note 9 as to which the date is September 1, 1999, relating to the consolidated financial statements of Gulfstream Park Racing Association, Inc. and Subsidiary, which appears in such Registration Statement of Magna Entertainment Corp. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                    /s/ PRICEWATERHOUSECOOPERS LLP
                                    ------------------------------
                                    Certified Public Accountants

November 15, 2001
Miami, Florida